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                                                                    EXHIBIT 11.1
                                  BANCTEC, INC.
                       COMPUTATION OF NET INCOME PER SHARE
                                   (UNAUDITED)

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                                                                    THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                               SEPTEMBER 30,    SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,
                                                                   1997             1996              1997              1996
                                                                   ----             ----              ----              ----
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PRIMARY:
-------
Net Income                                                     $10,787,000      $ 9,296,000       $31,417,000       $27,244,000
                                                               ===========      ===========       ===========       ===========

Shares issued at beginning of period                            2l,282,169       20,397,882        20,796,935        19,918,735
Treasury stock held during the year                                                 (29,936)          (29,936)          (29,936)
Shares issued during the period and shares
 issued from assumed exercise of stock options
 reduced by number of shares which could have
 been purchased with proceeds from exercise of
 such options and unearned compensation on restricted
 stock awards                                                      650,513          199,779           870,675           692,477
                                                               -----------      -----------      ------------       -----------
Weighted average number of shares outstanding,
 as adjusted                                                    21,932,682       20,567,725        21,637,674        20,581,276
                                                               ===========      ===========      ============       ===========
Primary net income per common and common
 equivalent share                                              $      0.49      $      0.45      $       1.45       $      1.32
                                                               ===========      ===========      ============       ===========

FULLY DILUTED:
-------------
Net Income                                                     $10,787,000      $ 9,296,000      $ 31,417,000       $27,244,000
Add after tax interest expense applicable to
 7 1/4% convertible subordinated debentures                        507,000          507,000         1,521,000         1,593,000
                                                               -----------      -----------      ------------       -----------
Net Income as adjusted                                         $11,294,000      $ 9,803,000      $ 32,938,000       $28,837,000
                                                               ===========      ===========      ============       ===========

Shares issued at beginning of period                            21,282,169       20,397,882        20,796,935        19,918,735
Treasury stock held during the year                                                 (29,936)          (29,936)          (29,936)
Shares issued during the period and shares
 issued from assumed exercise of stock
 options reduced by number of shares which
 could have been purchased with the proceeds
 from exercise of such options and unearned
 compensation on restricted stock awards                           711,153          399,775         1,009,668           870,854
                                                               -----------      -----------      ------------       -----------
Weighted average number of shares
 outstanding, as adjusted excluding 7 1/4%
 convertible subordinated debentures                            21,993,322       20,767,721        21,776,667        20,759,653
                                                               ===========      ===========      ============       ===========
Fully diluted income per common and common
 equivalent share excluding 7 1/4% convertible
 subordinated debentures                                       $      0.49      $      0.45      $       1.44       $      1.31
                                                               ===========      ===========      ============       ===========
Weighted average shares issuable assuming conversion
 of 7 1/4% convertible subordinated debentures                   1,538,720        1,538,720         1,538,720         1,604,869
Weighted average number of shares outstanding as
 adjusted                                                       23,532,042       22,306,441        23,315,387        22,364,522
                                                               -----------      -----------      ------------       -----------
Fully diluted net income per common and common
 equivalent share                                              $      0.48      $      O.44      $       1.41       $      1.29
                                                               ===========      ===========      ============       ===========

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